FIRST AMENDMENT

FIRST AMENDMENT, dated as of January 1, 2001 to the equity forward transaction (the "Transaction") between Northeast Utilities ("NU") and Bank One, NA (Illinois) evidenced by the Confirmation dated December 9, 1999 (the "Confirmation"). Capitalized terms used and not defined herein have the meaning given to them in the Confirmation.

WHEREAS, the parties hereto desire to amend the Transaction as described herein:

NOW THEREFORE, in consideration of the mutual agreements herein, the parties hereto agree as follows:

1. The Termination Date of the Transaction shall be June 29, 2001, subject to adjustment in accordance with the Modified Following Business Day Convention, the terms of the Party B Net Settlement Option, the Party A Optional Termination and the Party B Optional Termination.

2. January 15, 2001, April 15, 2001 and the Termination Date shall be Party A Calculation Period Payment Dates with respect to this Transaction.

3. January 2, 2001, January 15, 2001 and April 15, 2001 shall be Calculation Period Interest Reset Dates with respect to this Transaction.

4. With effect from the Calculation Period commencing January 4, 2001, the Spread shall be 2.00 percent .

5. This First Amendment constitutes the entire Agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

6. No amendment, modification or waiver in respect of this First Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

7. This Amendment may be executed in counterparts each of which shall be deemed to be an original.

8. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9. Limited Liability. No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Amendment shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NORTHEAST UTILITIES               BANK ONE, NA

By:                               By:
Name:                             Name:
Title:                            Title: